   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1997
                 REGISTRATION NOS. 333-22135 AND 333-22135-01



                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON D. C. 20549
                       ----------------------------------
                               AMENDMENT NO. 1
                                      TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

          THE COLONIAL BANCGROUP, INC.                              COLONIAL CAPITAL II

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                    CHARTER)

                   DELAWARE
           (STATE OF INCORPORATION)                                      DELAWARE
                                                     (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                                                                       ORGANIZATION)

                     6711
(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE
                   NUMBER)                                                 6719
                                                      (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE
                63-0661573                                                NUMBER)
  (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                                                         APPLIED FOR
     ONE COMMERCE STREET, SUITE 800                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
       MONTGOMERY, ALABAMA 36104
              (334) 240-5000                                   C/O THE COLONIAL BANCGROUP, INC.
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND TELEPHONE          ONE COMMERCE STREET, SUITE 800
                   NO.)                                           MONTGOMERY, ALABAMA 36104
                                                                        (334) 240-5000
                                                       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
          W. FLAKE OAKLEY, IV                        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
               SECRETARY                                                  OFFICES)
         POST OFFICE BOX 1108
      MONTGOMERY, ALABAMA 36102
(NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   COPIES TO:

                           MICHAEL D. WATERS, ESQUIRE
                    MILLER, HAMILTON, SNIDER & ODOM, L.L.C.
                         ONE COMMERCE STREET, SUITE 802
                         MONTGOMERY, ALABAMA 36101-0019
                             FACSIMILE 334-265-4533

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON EACH SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

                          THE COLONIAL BANCGROUP, INC.
                             CROSS REFERENCE SHEET
                              TO ITEMS IN FORM S-4


FORM S-4 ITEM NUMBER AND CAPTION                   CAPTION IN PROSPECTUS OR OTHER
                                                   LOCATION IN REGISTRATION STATEMENT

Item 1.  Forepart of Registration Statement        Facing page,
         and Outside Front Cover Page of           Cross Reference Sheet,
         Prospectus                                Outside front cover page of
                                                   Prospectus

Item 2.  Inside Front and Outside Back             "AVAILABLE INFORMATION,"
         Cover Pages of Prospectus                 "INCORPORATION OF CERTAIN
                                                   DOCUMENTS BY REFERENCE,"
                                                   "TABLE OF CONTENTS"

Item 3.  Risk Factors, Ratio of Earnings           "SUMMARY," "RISK FACTORS,"
         to Fixed Charges and Other                "THE COLONIAL BANCGROUP,
         Information                               INC. - Consolidated Ratios of Earnings to Fixed Charges and Ratios of
                                                   Earnings to Combined Fixed Charges and Preferred Stock Dividends,"
                                                   "SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION"

Item 4.  Terms of the Transaction                  "INCORPORATION OF CERTAIN DOCUMENTS" BY REFERENCE," Outside Front
                                                   Cover Page; "SUMMARY"; "THE COLONIAL BANCGROUP, INC."  "COLONIAL
                                                   CAPITAL II," "USE OF PROCEEDS;" "CAPITALIZATION;" "ACCOUNTING
                                                   TREATMENT;" "THE EXCHANGE OFFER;" "DESCRIPTION OF NEW SECURITIES";
                                                   "DESCRIPTION OF OLD SECURITIES"; "RELATIONSHIP AMONG THE CAPITAL
                                                   SECURITIES, THE SUBORDINATED DEBENTURES, THE


                                                   GUARANTEE AND THE EXPENSE AGREEMENT; "CERTAIN FEDERAL INCOME TAX
                                                   CONSEQUENCES"; "CERTAIN ERISA CONSIDERATIONS"; "PLAN OF DISTRIBUTION"

Item 5.    Pro Forma Financial Information         "CAPITALIZATION"

Item 6.    Material Contacts with the Company      Not Applicable

Item 7.    Additional Information Required for     Not Applicable
           Reoffering by Persons and Parties
           Deemed to be Underwriters

Item 8.    Interests of Named Experts and          "VALIDITY OF NEW
           Counsel                                 SECURITIES" and
                                                   "EXPERTS"

Item 9.    Disclosure of Commission Position       Not Applicable; See Items
           on Indemnification for Securities       20 and 22 below
           Act Liabilities

Item 10.   Information with Respect to S-3         "INCORPORATION OF CERTAIN
           Registrants                             DOCUMENTS BY REFERENCE,"
                                                   "THE COLONIAL BANCGROUP,
                                                   INC."

Item 11.   Incorporation of Certain Information    "INCORPORATION OF CERTAIN
           by Reference                            DOCUMENTS INCORPORATED BY
                                                   REFERENCE"

Item 12.   Information with Respect to S-2 or      Not Applicable
           S-3 Registrants

Item 13.   Incorporation of Certain Information    Not Applicable
           by Reference

Item 14.   Information with Respect to             "AVAILABLE INFORMATION,"
           Registrants Other Than S-3 or S-2       "COLONIAL CAPITAL I,"
           Registrants                             "COLONIAL CAPITAL II"

Item 15.   Information with Respect to S-3         Not Applicable
           Companies

Item 16.   Information with Respect to S-2 or      Not Applicable
           S-3 Companies

Item 17.   Information with Respect to             Not Applicable
           Companies Other than S-3 or S-2
           Companies

Item 18.   Information if Proxies, Consents or     Not Applicable
           Authorizations are to be Solicited

Item 19.   Information if Proxies, Consents or     "INCORPORATION OF CERTAIN
           Authorizations are not to be            DOCUMENTS BY REFERENCE."
           Solicited or in an Exchange Offer

Item 20.   Indemnification of Directors and        PART II, Item 20
           Officers

Item 21.   Exhibits and Financial Statement        PART II, Item 21
           Schedules

Item 22.   Undertakings                            PART II, Item 22

PROSPECTUS

COLONIAL CAPITAL (LOGO)
                                  $70,000,000
                              COLONIAL CAPITAL II

                OFFER TO EXCHANGE ITS 8.92% CAPITAL SECURITIES,
           SERIES A, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
             ACT OF 1933, FOR ANY AND ALL OF THE OUTSTANDING 8.92%
              CAPITAL SECURITIES, SERIES A, OF COLONIAL CAPITAL I

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY
                          THE COLONIAL BANCGROUP, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

            NEW YORK CITY TIME, ON APRIL, 14, 1997, UNLESS EXTENDED.

                             ---------------------
     Colonial Capital II, a business trust created under the laws of the State of Delaware (the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $70,000,000 aggregate Liquidation Amount of its 8.92% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of the outstanding 8.92% Capital Securities, Series A, of Colonial Capital I (Liquidation Amount $1,000 per Capital Security) (the "Old Capital Securities"), of which $70,000,000 aggregate Liquidation Amount is outstanding. Colonial Capital I is also a business trust formed under the laws of the State of Delaware (the "Old Issuer"), pursuant to an Amended and Restated Trust Agreement dated January 29, 1997 (the "Old Trust Agreement") among The Colonial BancGroup, Inc., a Delaware corporation (the "Corporation"), as Depositor, Wilmington Trust Company, as Property Trustee, and Wilmington Trust Company as Delaware Trustee. Pursuant to the Exchange Offer, the Corporation is also exchanging (i) its guarantee with respect to the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee with respect to the New Capital Securities (the "New Guarantee"), and (ii) all of its outstanding 8.92% Junior Subordinated Deferrable Interest Debentures issued on January 29, 1997 (the "Old Subordinated Debentures"), of which $72,165,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.92% Junior Subordinated Deferrable Interest Debentures (the "New Subordinated Debentures"), which New Guarantee and New Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Subordinated Debentures are collectively referred to herein as the "New Securities".
                                                  (Cover continued on next page)

 SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN INFORMATION RELEVANT TO AN
  INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE
  DEFERRED AND CERTAIN RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.
                             ---------------------
  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

                 The date of this Prospectus is March 12, 1997

(cover page continued)

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered for sale under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities". The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Old Issuer under the Exchange and Registration Rights Agreement, dated as of January 29, 1997 (the "Registration Rights Agreement"), among the Corporation, the Old Issuer and the Initial Purchasers (as defined herein) of the Old Capital Securities.

     The Old Capital Securities represent preferred undivided beneficial interests in the assets of the Old Issuer. The Corporation is the owner of all of the beneficial interests represented by the common securities of the Old Issuer (the "Old Common Securities" and, collectively with the Old Capital Securities, the "Old Trust Securities"). The Old Issuer was created for the sole purpose of issuing the Old Trust Securities and investing the proceeds thereof in the Old Subordinated Debentures. The Old Subordinated Debentures will mature on January 15, 2027 (the "Stated Maturity"). The Old Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Old Common Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which have not been exchanged and which remain outstanding after the consummation of the Exchange Offer will continue to have the same rights (and restrictions) as they currently have, except those rights which terminate upon consummation of the Exchange Offer.

     The New Capital Securities represent preferred undivided beneficial ownership interests in the assets of the Issuer. The Corporation is the owner of all of the beneficial interests represented by common securities of the Issuer (the "New Common Securities" and, collectively with the New Capital Securities, the "New Trust Securities"). Wilmington Trust Company is the Property Trustee of the Issuer. The Issuer exists for the sole purposes of (i) effecting the Exchange Offer for the New Capital Securities, (ii) acquiring the New Subordinated Debentures, and (iii) engaging in other activities necessary, advisable or incidental thereto. The New Subordinated Debentures will mature on the Stated Maturity, January 15, 2027. The New Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the New Common Securities. See "Description of New Securities -- Subordination of Common Securities."


     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture dated January 29, 1997, as amended and supplemented from time to time, pursuant to which the Old Subordinated Debentures were issued and the New Subordinated Debentures will be issued, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), (ii) the "New Trust Agreement" means the Amended and Restated Trust Agreement to be dated on or about the date of the Expiration Date relating to the Issuer among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee") and Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee") (the Property Trustee and Delaware Trustee collectively, the "Issuer Trustees"),
(iii) the "New Guarantee Agreement" means the Guarantee Agreement between the Corporation and Wilmington Trust Company, as trustee (the "Guarantee Trustee") to be dated on or about the date of the Expiration Date, providing the New Guarantee, on the terms and conditions described herein, for the benefit of holders of the New Capital Securities (the "Guarantee"), and (iv) the "New Expense Agreement" means the Expense Agreement between the Corporation and the Issuer to be dated on or about the date of the Expiration Date, respecting the payment of certain expenses by the Corporation. In addition, as the context may require, unless expressly stated otherwise, (i) the "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the "Subordinated Debentures" includes the Old Subordinated Debentures and the New Subordinated Debentures, (iii) the "Guarantee" includes the Old Guarantee and the New Guarantee, (iv) the "Common Securities" includes the Old Common Securities and the New Common Securities, (v) the "Trust Agreement" includes the Old Trust Agreement and the New Trust Agreement, and (vi) the "Expense Agreement" includes the Old Expense Agreement and the New Expense Agreement. The "Old Expense

(cover page continued)

Agreement" means the Expense Agreement dated January 29, 1997, pursuant to which the Corporation has guaranteed payment of certain expenses of the Old Issuer.

     Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of New Securities -- Book-Entry, Delivery and Form."

     Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from January 15, 1997 and payable semi-annually in arrears on July 15 and January 15 of each year, commencing July 15, 1997, at the annual rate of 8.92% of the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The Corporation has the right to defer payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.92% per annum, compounded semi-annually, and holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     The Corporation has, through the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities (as is the case with the Old Issuer). See "Relationship Among The Capital Securities, The Subordinated Debentures, The Guarantee and the Expense Agreement -- Full and Unconditional Guarantee". The Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein. See "Description of Guarantee". If the Corporation does not make interest payments on the Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, under the Indenture a holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment of such amounts. See "Description of Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities". The obligations of the Corporation under the Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Corporation. See "Description of Subordinated Debentures -- Subordination".

     The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at maturity or their earlier redemption. The Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after January 29, 2007, in whole at any time or in part from time to time at the redemption prices set forth herein, or (ii) in whole (but not in part), at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (as defined herein), at redemption prices set forth herein. See "Description of New Securities -- Redemption".

(cover page continued)

     The holder of the Common Securities (i.e., the Corporation) will have the right at any time to dissolve the Issuer, and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer, subject to the Issuer having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of New Securities -- Liquidation Distribution Upon Dissolution".

     The Subordinated Debentures are unsecured and are subordinated and junior in right of payment to all Senior Indebtedness of the Corporation.

     In the event of the dissolution of the Issuer, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, the holders of the Capital Securities will be entitled to receive as a preference a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount (as defined herein) in Subordinated Debentures, subject to certain exceptions. See "Description of New Securities -- Liquidation Distribution Upon Dissolution".

     The Issuer is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation, the Issuer or the Old Issuer within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Old Issuer to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities, otherwise the limitations on transfer described above may apply. In addition, the Corporation and the Issuer may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Issuer (or an agent thereof) in writing information as to the number of

(cover page continued)


"beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution". Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities".


     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that, upon receipt of notice from the Corporation or the Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Corporation or the Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Issuer has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Issuer that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation currently does not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Old

(cover page continued)

Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation, the Issuer nor the Old Issuer will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities".

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on April 14, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Issuer and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer -- Fees and Expenses". Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from January 29, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after January 29, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of March 10, 1997.


     Neither the Corporation nor the Issuer will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution".

     THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND CAPITAL SECURITIES MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975

(cover page continued)

OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (I) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OR ANY PLAN, OR (II) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Available Information.......................................  viii
Incorporation of Certain Documents by Reference.............    ix
Summary.....................................................     1
Risk Factors................................................     7
The Colonial BancGroup, Inc.................................    13
Colonial Capital II.........................................    19
Colonial Capital I..........................................    19
Use of Proceeds.............................................    20
Capitalization..............................................    21
Accounting Treatment........................................    21
The Exchange Offer..........................................    22
Description of New Securities...............................    30
Description of Old Securities...............................    43
Description of Subordinated Debentures......................    44
Description of Guarantee....................................    52
The Expense Agreement.......................................    54
Relationship Among The Capital Securities, The Subordinated
  Debentures, The Guarantee and The Expense Agreement.......    54
Certain Federal Income Tax Consequences.....................    56
Certain ERISA Considerations................................    59
Plan of Distribution........................................    60
Validity of New Securities..................................    61
Experts.....................................................    61


                             ---------------------


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER SINCE THE DATE HEREOF.

                             ---------------------

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of The Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, the Corporation's Common Stock is listed for trading on the New York Stock Exchange, and such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuer have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.


     No separate financial statements of the Issuer and the Old Issuer have been included herein. The Corporation, the Issuer and the Old Issuer do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer and the Old Issuer are newly formed special purpose entities, have no operating history or independent operations and are not engaged in and do not propose to engage in any activity other than holding as trust assets the Subordinated Debentures of the Corporation and issuing the Old Trust Securities and the New Trust Securities. The Corporation has, through the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully and unconditionally guaranteed all of the Issuer's and the Old Issuer's obligations under the Capital Securities. See "The Colonial BancGroup, Inc.", "Colonial Capital II" and "Description of New Securities". In addition, the Corporation does not expect that the Issuer or the Old Issuer will be filing reports under the Exchange Act with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM THE PERSON SPECIFIED BELOW. IN ORDER TO INSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

     The following documents filed by the Corporation with the Commission (File No. 1-13508) are hereby incorporated by reference into this Prospectus:

          (1) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (2) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (3) The Corporation's Report on Form 8-K dated July 17, 1996;

          (4) The Corporation's Report on Form 8-K/A dated October 9, 1996;

          (5) The Corporation's Report on Form 8-K dated January 20, 1997; and

          (6) The Corporation's Report on Form 8-K dated February 13, 1997.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus, shall be deemed incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents unless specifically incorporated herein). Such request, in writing or by telephone, should be directed to W. Flake Oakley, IV, Secretary, The Colonial BancGroup, Inc., One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000). The foregoing address and telephone number constitute the mailing address and telephone number of the Corporation, the Issuer and the Old Issuer.

                                    SUMMARY

     The following is a summary of certain information contained herein and should be read in conjunction with such information contained elsewhere in this Prospectus and is subject to, and qualified in its entirety by reference to, such information. Capitalized terms used herein have the respective meanings ascribed to them elsewhere in this Prospectus.

                                THE CORPORATION


     The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and incorporated under the laws of Delaware. It was organized in 1974. The Corporation operates wholly owned commercial banking subsidiaries in the states of Alabama, Florida, Georgia and Tennessee, each under the name "Colonial Bank," and a federal savings bank in Florida, Colonial Bank, FSB, (collectively the "Bank Subsidiaries"). Colonial Bank conducts a full service commercial banking business in the state of Alabama through 110 branches. In Tennessee, Colonial Bank conducts a general commercial banking business through three branches. In Georgia, Colonial Bank operates eleven branches in the Atlanta area and three branches in Dalton. In Florida, Colonial Bank operates eleven branches in the Orlando and Ormond Beach areas and nine branches in Dade, Broward and Palm Beach Counties, and Colonial Bank, FSB, operates six branches in Eustis and Lake County. Colonial Mortgage Company, a subsidiary of Colonial Bank in Alabama, is a mortgage banking company which services approximately $10 billion in residential loans and which originates mortgages in 37 states through 6 regional offices. The Corporation's commercial banking loan portfolio is comprised primarily of commercial real estate loans (35%) and residential real estate loans (46%), a significant portion of which is located within the State of Alabama. The Corporation's growth in loans over the past several years has been concentrated in commercial and residential real estate loans. See "The Colonial BancGroup, Inc."


                                   THE ISSUER

     The Issuer is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on February 14, 1997, and governed by the New Trust Agreement between the Corporation, as Depositor, and Wilmington Trust Company, as Property Trustee and as Delaware Trustee and the Administrative Trustees named therein. The Issuer's business and affairs are conducted by its trustees: initially, Wilmington Trust Company, as Property Trustee, and Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees. The Issuer exists for the exclusive purposes of
(i) complying with the Registration Rights Agreement by offering and issuing the New Capital Securities pursuant to the Exchange Offer, (ii) acquiring the New Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the New Trust Securities). Accordingly, the New Subordinated Debentures will be the sole assets of the Issuer, and payments under the New Subordinated Debentures will be the sole source of revenue of the Issuer. See "Colonial Capital II."

                                 THE OLD ISSUER


     The Old Issuer is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997 and governed by the Old Trust Agreement between the Corporation, as Depositor, and Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein. The Old Issuer's business and affairs are conducted by its trustees: Wilmington Trust Company, as Property Trustee, and Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees. The Old Issuer exists for the exclusive purposes of (i) issuing and selling the Old Trust Securities, (ii) using the proceeds from the sale of the Old Trust Securities to acquire the Old Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Old Trust Securities). Accordingly, the Old Subordinated Debentures are the sole assets of the Old Issuer, and payments under the Old Subordinated Debentures are the sole source of revenue of the Old Issuer. See "Colonial Capital I."

                               THE EXCHANGE OFFER

SECURITIES EXCHANGED

     Up to $70,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation and the Issuer are making the Exchange Offer in order to satisfy the Corporation's and the Old Issuer's obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer -- Procedures for Tendering Old Capital Securities".

EXPIRATION DATE


     The Expiration Date of the Exchange Offer will be 5:00 p.m., New York City time, on April 14, 1997 unless the Exchange Offer is extended by the Corporation and the Issuer. See "The Exchange Offer -- Expiration Date; Extensions; Amendments".


CONDITIONS TO EXCHANGE OFFER


     The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Issuer in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to Exchange Offer". The Corporation and the Issuer reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiation Date of the Exchange Offer and retain all Old Capital Securities subject, however, to the rights of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date; Extensions; Amendments".


WITHDRAWAL RIGHTS


     Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to Wilmington Trust Company, as Exchange Agent (the "Exchange Agent"), in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights".


PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile, or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of the broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities". Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Corporation or the Issuer. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent".

RESALES OF NEW CAPITAL SECURITIES

     The Corporation and the Issuer are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Issuer believe that the New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of the Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to exemptions from such requirements. In addition, as described below, any Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities that wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, (within the meaning of the Securities Act) of such New Capital Securities, otherwise the limitations on transfer described above may apply. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon the exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resale of New Capital Securities", the Corporation and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution". Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities".

EXCHANGE AGENT

     The Exchange Agent is Wilmington Trust Company. The address, telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange
Offer -- Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS

     Neither the Corporation nor the Issuer will receive any proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds".

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS; CERTAIN ERISA CONSIDERATIONS

     Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Considerations" and "Certain ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

RATING

     The New Capital Securities are expected to be rated BBB- by Fitch Investors Service, L.P. and BB by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

DESCRIPTION OF THE NEW SECURITIES

     General. The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer and will have a preference under certain circumstances with respect to Distributions and amounts payable on liquidation, redemption or otherwise over the New Common Securities. See "Description of New Securities -- Subordination of Common Securities". The sole assets of the Issuer will be the New Subordinated Debentures, and payment under the New Subordinated Debentures will be the sole revenue of the Issuer. The New Subordinated Debentures are unsecured subordinated debt securities issued under the Indenture between the Corporation and Wilmington Trust Company, as trustee.

     Securities Offered. The Issuer is offering up to $70,000,000 aggregate Liquidation Amount of the Issuer's 8.92% Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Securities). The New Capital Securities will be issued under the New Trust Agreement. The New Trust Agreement and the Old Trust Agreement are identical in all material respects except for matters relating to the Registration Rights Agreement and restrictions on transfer of the Old Capital Securities. If the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after the consummation of the Exchange Offer will continue to have the same rights (and restrictions) as they currently have, except for those rights which terminate upon consummation of the Exchange Offer. See "Description of New Securities". The terms of the New Capital Securities are identical in all material respects to the terms of Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer -- Purpose and Effect of Exchange Offer", "Description of New Securities" and "Description of Old Securities".

     Distributions. Holders of the New Capital Securities will be entitled to receive as a preference cumulative cash Distributions accruing from January 29, 1997 and payable semi-annually in arrears on July 15 and January 15 of each year, commencing July 15, 1997, at the per annum rate set forth on the cover page of the Prospectus to the persons in whose names the New Capital Securities are registered at the close of business on the relevant record dates. See "Description of New Securities -- Distributions".

     The New Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. The ability of the Issuer to pay amounts due on the New Capital

Securities is solely dependant upon the Corporation making payments on the New Subordinated Debentures as and when required. See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Subordinated Debentures".


     Option to Extend Interest Payment Period. So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right to defer payment of interest on the New Subordinated Debentures at any time or from time to time by extending the interest payment period thereon for Extension Periods of up to 10 consecutive semi-annual periods with respect to each deferral period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. If interest payments on the New Subordinated Debentures are deferred, Distributions on the New Capital Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank pari passu with or junior to the New Subordinated Debentures. During an Extension Period, Distributions on the New Capital Securities will continue to accumulate and Distributions that are in arrears will bear interest on the amount thereof at the per annum rate set forth on the cover page of this Prospectus (to the extent permitted by applicable law), compounded semi-annually, and holders of the New Capital Securities will be required to accrue interest income for United States federal income tax purposes in advance of receipt of cash related to such income. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein.

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the New Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the New Capital Securities is likely to be affected. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Consequences", "Description of Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     Redemption; Special Event. The New Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the New Subordinated Debentures at maturity or upon their earlier redemption. The New Subordinated Debentures are redeemable, at the option of the Corporation, (i) on or after January 29, 2007, in whole at any time or in part from time to time, or
(ii) in whole (but not in part), at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein). See "Risk Factors -- Tax Event, Investment Company Event or Capital Treatment Event Redemption" and "Description of New Securities -- Redemption".

     See "Risk Factors -- Possible Tax Law Changes Affecting Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities prior to January 29, 2007.

     No sinking fund will be established for the benefit of the Capital Securities.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

     The holder of the New Common Securities (i.e., the Corporation) has the right to terminate the Issuer at any time and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the New Expense Agreement, cause the New Subordinated Debentures to be distributed to the holders of the New Capital Securities in liquidation of the Issuer, subject to the Issuer having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of New Capital Securities. The Corporation has committed to the Federal Reserve that, so long as the Corporation is a holder of the New Common Securities, it will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Securities -- Liquidation Distribution Upon Dissolution".

GUARANTEE


     The payment of Distributions and payment on the liquidation of the Issuer or the redemption of the New Capital Securities are guaranteed by the Corporation to the extent that the Issuer has sufficient funds available therefor. Such guarantee is subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See "Risk Factors -- Rights Under the Guarantee" and "Description of Guarantee".


TRANSFER

     The New Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of New Capital Securities resulting in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ABSENCE OF MARKET FOR NEW CAPITAL SECURITIES

     The New Capital Securities will be a new issue of securities for which there currently is no market. Although Bear, Stearns & Co., Inc. and Keefe, Bruyette & Woods, Inc., the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), have informed the Corporation and the Issuer that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development of liquidity of any market for the New Capital Securities. The Corporation and the Issuer do not intend to apply for listing the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. See "Risk
Factors -- Absence of Public Market".

RISK FACTORS

     Holders of Old Capital Securities should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

     The obligations of the Corporation under the New Guarantee issued by the Corporation for the benefit of the holders of the New Capital Securities and under the New Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including its Bank Subsidiaries, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the New Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the New Subordinated Debentures and New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Subordinated Debentures and the New Guarantee should look only to the assets of the Corporation for payments on the New Subordinated Debentures and the New Guarantee. See "The Colonial BancGroup, Inc." None of the Indenture, the New Guarantee, the New Trust Agreement or the New Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of Guarantee -- Status of the Guarantee" and "Description of Subordinated Debentures -- Subordination."

     The ability of the Issuer to pay amounts due on the New Capital Securities is solely dependent upon the Corporation's making payments on the New Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the New Subordinated Debentures (a "Debenture Event of Default"), the Corporation has the right under the Indenture to defer the payment of interest on the New Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Subordinated Debentures. See "Description of New Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the New Capital Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the New Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.92% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the New Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.92%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above conditions. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities -- Distributions" and "Description of Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an Extension Period occur, a holder of New Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the New Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of New Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the New Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Capital Securities."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the New Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the New Capital Securities is likely to be affected. A holder that disposes of its New Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its New Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the New Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Corporation has the right to redeem the New Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the New Capital Securities. Any such redemption shall be at a price equal to the Make-Whole Amount (as defined in "Description of New Securities -- Redemption"), together with accumulated Distributions to but excluding the date fixed for redemption. The Corporation has committed to the Federal Reserve that the Corporation will not exercise such right without having received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

     A "Tax Event" means the receipt by the Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the New Capital Securities, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the New Subordinated Debentures, (ii) interest payable by the Corporation on the New Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Issuer is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     See "-- Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities prior to January 29, 2007.

     "Investment Company Event" means the receipt by the Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the New Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the New Capital Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the New Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

     The holders of all of the outstanding New Common Securities have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause the New Subordinated Debentures to be distributed to the holders of the New Capital Securities and New Common Securities in liquidation of the Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of New Common Securities, the Corporation will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Securities -- Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer will not be taxable as a corporation, a distribution of the New Subordinated Debentures upon a liquidation of the Issuer should not be a taxable event to holders of the New Capital Securities. However, if a Tax Event were to occur that would cause the Issuer to be subject to United States federal income tax with respect to income received or accrued on the New Subordinated Debentures, a distribution of the New Subordinated Debentures by the Issuer could be a taxable event to the Issuer and the holders of the New Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Subordinated Debentures to Securityholders."

MARKET PRICES


     There can be no assurance as to the market prices for New Capital Securities, or for New Subordinated Debentures that may be distributed in exchange for New Capital Securities if a liquidation of the Issuer occurs. Accordingly, the New Capital Securities or the New Subordinated Debentures that a holder of New Capital Securities may receive on liquidation of the Issuer may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby (or the price the investor paid to purchase the Old Capital Securities exchanged for New Capital Securities). Because holders of New Capital Securities may receive New Subordinated Debentures on termination of the Issuer, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Subordinated Debentures and should carefully review all the information regarding the New Subordinated Debentures contained herein. See "Description of Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     Wilmington Trust Company serves as trustee under the Old Guarantee and the New Guarantee (the "Guarantee Trustee") and will hold the New Guarantee for the benefit of the holders of the New Capital Securities. Wilmington Trust Company will also act as Debenture Trustee for the New Subordinated Debentures and as Property Trustee and as Delaware Trustee under the New Trust Agreement. The Guarantee guarantees to the holders of the New Capital Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the New Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer (unless the New Subordinated Debentures are distributed to holders of the New Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the New Capital Securities on liquidation of the Issuer. The New Guarantee is subordinate as described under "-- Ranking of Subordinated Obligations Under the Guarantee and the Subordinated Debentures." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding New Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the New Guarantee. Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the New Subordinated Debentures, the Issuer may lack funds for the payment of Distributions or amounts payable on redemption of the New Capital Securities or otherwise, and, in such event, holders of the New Capital Securities would not be able to rely upon the New Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the New Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of New Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of any amounts payable in respect of such New Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the New Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of New Capital Securities in the Direct Action. Except as described herein, holders of New Capital Securities will not be able to exercise directly any other remedy available to the holders of the New Subordinated Debentures or assert directly any other rights in respect of the New Subordinated Debentures. See "Description of Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "-- Debenture Events of Default" and "Description of Guarantee." The New Trust Agreement provides that each holder of New Capital Securities by acceptance thereof agrees to the provisions of the New Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of New Capital Securities will have limited voting rights relating generally to the modification of the New Capital Securities and the New Guarantee and the exercise of the Issuer's rights as holder of New Subordinated Debentures. Holders of New Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Issuer Trustees and the holders of all of the New Common Securities may, subject to certain conditions, amend the New Trust Agreement without the consent of holders of New Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the New Trust Agreement or to ensure that the Issuer (i) will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act.

See "Description of New Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees; Appointment of Successors."

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was released. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If a similar provision were to apply to the New Subordinated Debentures, the Corporation would be unable to deduct interest on the New Subordinated Debentures. On March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the New Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the New Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the New Capital Securities before January 29, 2007. See "Description of Subordinated Debentures -- Redemption" and "Description of New Securities -- Redemption." See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation, the Issuer and the Old Issuer do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading Through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.


     The Old Capital Securities provide that, if the Exchange Offer is not consummated within 35 days after the effective date of the Registration Statement, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on the 36th day after such effective date, until the Exchange Offer is consummated. See "Description of Old Securities". Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the Distribution rate thereon. Any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to have the same rights as before the Exchange Offer, except as stated above. See "Description of New Securities".

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not Affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. New Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Issuer have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each Participating Broker-Dealer that receives New Capital Securities for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution".

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for the Old Capital Securities pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation, the Issuer, the Old Issuer nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange. See "The Exchange Offer".

                          THE COLONIAL BANCGROUP, INC.

GENERAL


     The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and incorporated under the laws of Delaware. It was organized in 1974. The Corporation operates wholly owned commercial banking subsidiaries in the states of Alabama, Florida, Georgia and Tennessee, each under the name "Colonial Bank," and a federal savings bank in Florida, Colonial Bank, FSB. Colonial Bank conducts a full service commercial banking business in the state of Alabama through 110 branches. In Tennessee, Colonial Bank conducts a general commercial banking business through three branches. In Georgia, Colonial Bank operates eleven branches in the Atlanta area and three branches in the Dalton area. In Florida, Colonial Bank operates eleven branches in the Orlando and Ormond Beach areas and nine branches in Dade, Broward and Palm Beach Counties, and Colonial Bank, FSB, operates six branches in Eustis and Lake County. Colonial Mortgage Company, a subsidiary of Colonial Bank in Alabama, is a mortgage banking company which services approximately $10 billion in residential loans and which originates mortgages in 37 states through 6 regional offices. The Corporation's commercial banking loan portfolio is comprised primarily of commercial real estate loans (35%) and residential real estate loans (46%), a significant portion of which is located within the State of Alabama. The Corporation's growth in loans over the past several years has been concentrated in commercial and residential real estate loans.


     The Corporation is a legal entity separate and distinct from its subsidiaries, including the Bank Subsidiaries. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements, as well as short-term borrowings and accounts payable.

     Certain information regarding the ownership of voting securities, the biographies of the directors of the Corporation, executive compensation and related party transactions is included in the Corporation's Annual Report on Form 10-K for the fiscal year ending December 31, 1995, at items 10, 11, 12 and 13 and is incorporated herein by reference.

RECENT BUSINESS COMBINATIONS


     On January 3, 1997, Jefferson Bancorp, Inc. ("Jefferson") was merged into the Corporation. Jefferson was a Florida corporation and a holding company for Jefferson Bank of Florida located in Miami Beach, Florida. The name of this bank was changed to Colonial Bank of South Florida and the bank was merged with the Corporation's Florida subsidiary, Colonial Bank. 3,854,952 shares of the Corporation's Common Stock were issued to the stockholders of Jefferson. At December 31, 1996, Jefferson had assets of $472.7 million, deposits of $405.8 million and stockholders' equity of $32.3 million.


     On January 3, 1997, Tomoka Bancorp, Inc. ("Tomoka") was merged into the Corporation. Tomoka was a Florida corporation and a holding company for Tomoka State Bank located in Ormond Beach, Florida. Tomoka State Bank was merged with the Corporation's Florida bank subsidiary, Colonial Bank. 661,992 shares of the Corporation's Common Stock were issued to the stockholders of Tomoka. At December 31, 1996, Tomoka had assets of $76.7 million, deposits of $68.2 million and stockholders' equity of $6.5 million.

     On January 9, 1997, First Family Financial Corporation ("First Family") was merged into the Corporation. First Family was a Florida corporation and a holding company for First Family Bank, fsb located in Eustis, Florida. The name of First Family Bank, fsb has been changed to Colonial Bank, FSB, and this bank will merge with the Corporation's Florida subsidiary bank, Colonial Bank. 330,400 shares of the Corporation's Common

Stock and $6,491,875 in cash were issued to the stockholders of First Family. At December 31, 1996, First Family had assets of $167.3 million, deposits of $156.7 million and stockholders' equity of $8.7 million.


     On January 31, 1997, D/W Bankshares, Inc. ("Bankshares") was merged into the Corporation. Bankshares was a Georgia corporation and a holding company for Dalton/Whitfield Bank & Trust located in Dalton, Georgia ("Dalton/Whitfield"). Dalton/Whitfield was merged with the Corporation's Georgia bank subsidiary, Colonial Bank. 1,016,548 shares of the Corporation's Common Stock were issued to the stockholders of Bankshares. At December 31, 1996, Bankshares had assets of $138.7 million, deposits of $124.4 million and stockholders' equity of $11.0 million.


     The shares issued in the above acquisitions are shown after adjustment for a 2 for 1 stock split of the Corporation undertaken on February 11, 1997.


     On March 5, 1997, the Corporation acquired Shamrock Holding, Inc., parent of The Union Bank in Evergreen, Alabama, ("Shamrock"). The Corporation paid an aggregate cash price of $11,482,000 in this transaction. The Union Bank has total assets of approximately $54.5 million, deposits of $46.4 million, and stockholders' equity of $7.9 million and will be merged with the Corporation's Alabama subsidiary, Colonial Bank.



     The Corporation has also entered into definitive agreements to acquire Fort Brook Bancorporation and its subsidiary bank, Fort Brooke Bank, located in Tampa Florida, and Great Southern Bancorp and its subsidiary bank, Great Southern Bank, located in West Palm Beach Florida. The Corporation has entered into a letter of intent to acquire First Commerce Banks of Florida and its subsidiary bank, First Commerce Bank of Polk County, located in Winter Haven Florida. These acquisitions, when completed, would add approximately $433.9 million of total assets and $37.2 million of stockholders' equity to the Corporation.


CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Corporation's consolidated ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends, in each case, calculated excluding and including interest on deposits. The following ratios should be read in conjunction with the consolidated financial statements, the notes thereto and other financial information incorporated by reference herein. For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits. Fixed charges are then combined with preferred stock dividend requirements, (Distributions) on the outstanding preferred stock (Capital Securities).

                                                                YEAR ENDED DECEMBER 31,
                                                      --------------------------------------------
                                                          1996        1995    1994    1993    1992
                                                      -------------   ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits(1).................      2.68        2.84    3.92    3.94    3.69
  Including Interest on Deposits(1).................      1.38        1.41    1.49    1.45    1.31
Earnings to Combined Fixed Charges and Preferred
  Stock Dividend Requirements:
  Excluding Interest on Deposits(1).................      2.47        2.57    3.13    2.91    2.60
  Including Interest on Deposits(1).................      1.36        1.40    1.46    1.41    1.29

---------------

(1) Restated to give retroactive effect to the business combination with Jefferson Bancorp, Inc. on January 3, 1997.

RECENT DEVELOPMENTS -- BANCGROUP


     The following table presents certain unaudited data for the Corporation for the period ended December 31, 1996 (as restated to reflect the business combination with Jefferson Bancorp, Inc. on January 3, 1997 which was accounted for as a pooling of interests.) Unaudited restated data reflect, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to a fair presentation of such data.

                          THE COLONIAL BANCGROUP, INC.

                            SELECTED FINANCIAL DATA
                                 (AS RESTATED)

                                                                                           % CHANGE
                                                          DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                              1996           1995        1996 TO 1995
                                                          ------------   ------------   --------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                            AMOUNTS)
STATEMENT OF CONDITION SUMMARY
Total assets............................................   $5,329,364     $4,635,198          15%
Loans, net of unearned income...........................    4,001,772      3,442,159          16%
Deposits................................................    3,989,505      3,575,485          12%
Shareholders' equity....................................      375,985        327,088          15%
Book value per share**..................................   $    10.30     $     9.41           9%

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                                    % CHANGE
                                                                1996       1995     96 TO 95
                                                              --------   --------   --------
EARNINGS SUMMARY
Net interest income.........................................  $186,927   $157,489      19%
Provision for loan losses...................................    11,291      7,500      51%
Noninterest income..........................................    69,323     58,599      18%
Noninterest expense (excl SAIF special assessment)*.........   166,762    141,112      18%
SAIF special assessment*....................................     3,817         --      --
Net income (excl SAIF special assessment)*..................    50,624     43,462      16%
Net income..................................................  $ 48,158   $ 43,462      11%
Average primary shares outstanding**........................    36,898     35,258
Average fully diluted shares outstanding**..................    37,640     37,034
Earnings per share excluding SAIF special assessment*:
  Primary**.................................................  $   1.38   $   1.23      12%
  Fully diluted**...........................................  $   1.36   $   1.21      12%
Earnings per common share:
  Primary**.................................................  $   1.31   $   1.23       7%
  Fully-diluted**...........................................  $   1.29   $   1.21       7%

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              1996     1995
                                                              -----    -----
SELECTED RATIOS:
Return on average assets....................................   0.97%    1.07%
Return on average assets (excl SAIF assessment)*............   1.02     1.07
Return on average equity....................................  13.51    15.27
Return on average equity (excl SAIF assessment)*............  14.20    15.27
Efficiency ratio (excl SAIF assessment)*....................  65.02    64.63
Equity to assets............................................   7.05     7.06
Tier one capital............................................   9.12     8.70

---------------

 * Legislation approving a one-time special assessment on SAIF deposits resulted in $3,817,000 in expense before income taxes and $2,466,000 net of applicable income taxes in the third quarter of 1996.

** Restated to reflect the impact of a two-for-one stock split in the form of a 100% stock dividend paid February 11, 1997.

SELECTED FINANCIAL DATA (AS RESTATED)


     The following table sets forth selected financial information on a historical (as restated) basis for the Corporation as of and for the nine months ended September 30, 1996 and 1995 and as of and for the five years ended December 31, 1995, 1994, 1993, 1992, and 1991.

     The information has been restated to reflect the January 3, 1997 business combination with Jefferson Bancorp, Inc. which was accounted for as a pooling of interests.

                                                      NINE MONTHS
                                                         ENDED
                                                     SEPTEMBER 30,                FOR THE YEARS ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1996       1995       1995       1994       1993       1992       1991
                                                  --------   --------   --------   --------   --------   --------   --------
                                                      (UNAUDITED)
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Statement of Income
Interest income.................................  $282,190   $229,550   $317,933   $237,009   $187,291   $175,249   $182,850
Interest expense................................   143,496    114,402    160,444     98,335     73,739     77,682    104,487
                                                  --------   --------   --------   --------   --------   --------   --------
Net interest income.............................   138,694    115,148    157,489    138,674    113,552     97,567     78,363
Provision for possible loan losses..............     6,118      4,305      7,500      7,836     11,185     12,700     10,083
                                                  --------   --------   --------   --------   --------   --------   --------
Net interest income after provision for possible
  loan losses...................................   132,576    110,843    149,989    130,838    102,367     84,867     68,280
Noninterest income..............................    53,162     42,132     58,599     52,098     48,795     43,909     37,166
Noninterest expense.............................   121,773    100,583    141,112    133,829    117,251    104,098     88,135
                                                  --------   --------   --------   --------   --------   --------   --------
Income before income taxes......................    63,965     52,392     67,476     49,107     33,911     24,678     17,311
Applicable income taxes.........................    22,566     18,572     24,014     16,349     10,308      6,668      4,658
                                                  --------   --------   --------   --------   --------   --------   --------
Income before extraordinary items and the
  cumulative effect of a change in accounting
  for income taxes..............................    41,399     33,820     43,462     32,758     23,603     18,010     12,653
Extraordinary items, net of income taxes........                                                  (463)                  831
Cumulative effect of a change in accounting for
  income taxes..................................                                                 3,650
                                                  --------   --------   --------   --------   --------   --------   --------
Net income......................................  $ 41,399   $ 33,820   $ 43,462   $ 32,758   $ 26,790   $ 18,010   $ 13,484
                                                  ========   ========   ========   ========   ========   ========   ========
Earnings Per Common Share
Income before extraordinary items and the
  cumulative effect of a change in accounting
  for income taxes:
Primary**.......................................  $   1.13   $   1.01   $   1.23   $   0.98   $   0.82   $   0.71   $   0.52
Fully-diluted**.................................  $   1.11   $   0.99   $   1.21   $   0.97   $   0.81   $   0.71   $   0.52
Net Income:
Primary**.......................................  $   1.13   $   1.01   $   1.23   $   0.98   $   0.93   $   0.71   $   0.56
Fully-diluted**.................................  $   1.11   $   0.99   $   1.21   $   0.97   $   0.92   $   0.71   $   0.55
Average shares outstanding:
Primary**.......................................    36,777     33,385     35,258     33,378     28,816     25,456     24,156
Fully-diluted**.................................    37,467     35,034     37,034     34,912     31,022     28,122     26,840
Cash dividends per common share(1):
Common**........................................  $  0.405   $   .225   $  .3375
Class A**.......................................             $  .1125   $  .1125   $    .40   $   .355   $   .335   $   .315
Class B**.......................................             $  .0625   $  .0625   $    .20   $   .155   $   .135   $   .115

---------------

(1) On February 21, 1995, the Class A and Class B Common Stock were reclassified into one class of Common Stock.

                                           AS OF                             AS OF DECEMBER 31,
                                       SEPTEMBER 30,   --------------------------------------------------------------
                                           1996           1995         1994         1993         1992         1991
                                       -------------   ----------   ----------   ----------   ----------   ----------
                                        (UNAUDITED)
Statement of Condition Summary
At year-end:
Total assets.........................    $5,171,999    $4,635,198   $3,583,357   $3,457,261   $2,415,930   $2,256,065
Loans, net of unearned income........     3,877,183     3,422,159    2,554,238    2,128,408    1,501,456    1,401,173
Mortgage loans held for sale.........       162,821       112,203       61,556      368,515      150,835      105,219
Deposits.............................     3,947,778     3,575,485    2,811,329    2,741,990    2,032,246    1,925,997
Long-term debt.......................        24,605        29,142       69,203       57,397       22,979       27,225
Shareholders' equity.................       367,368       327,088      253,389      236,039      146,486      145,298
Average balances:
Total assets.........................    $4,883,604    $4,071,450   $3,430,220   $2,753,585   $2,354,542   $2,160,908
Interest-earning assets..............     4,460,798     3,711,269    3,095,963    2,441,029    2,076,097    1,927,815
Loans, net of unearned income........     3,651,785     2,931,666    2,312,422    1,656,255    1,460,366    1,403,980
Mortgage loans held for sale.........       139,035        98,785      135,046      248,502      121,820       65,373
Deposits.............................     4,451,849     3,181,066    2,768,866    2,188,618    1,983,221    1,842,306
Shareholders' equity.................       350,756       284,632      248,133      179,989      141,645      137,971
Book value per share at year-end**...    $    10.12    $     9.41   $     7.90   $     7.63   $     6.20   $     6.20
Tangible book value per share at
  year-end**.........................    $     8.96    $     8.54   $     7.24   $     7.04   $     5.96   $     5.20
Selected Ratios:
Income before extraordinary items and
  the cumulative effect of a change
  in accounting for income taxes to:
Average assets.......................          0.84%         1.07%        0.95%        0.86%        0.78%        0.62%
Average shareholders' equity.........         11.96         15.27        13.20        13.11        12.71        10.15
Net income:
Average assets.......................          0.84          1.07         0.95         0.97         0.78         0.62
Average shareholders' equity.........         11.96         15.27        13.20        14.88        12.71        10.15
Efficiency ratio.....................         63.47         64.63        69.37        71.82        73.03        76.17
Dividend payout ratio................         31.88         28.39        27.99        27.73        32.83        43.68
Average equity to average total
  assets.............................          7.06          6.99         7.23         6.54         6.02         6.38
Total nonperforming assets to net
  loans, other real estate and
  repossessions......................          0.82          0.83         1.26         1.80         2.33         2.00
Net charge-offs to average loans.....          0.08          0.17         0.13         0.36         0.58         0.61
Allowance for possible loan losses to
  total loans (net of unearned
  income)............................          1.23          1.28         1.57         1.63         1.55         1.36
Allowance for possible loan losses to
  nonperforming loans*...............           214%          256%         237%         211%         129%         124%

---------------

  * Nonperforming loans consist of the aggregate loans for which interest is not being accrued and loans renegotiated to provide a reduction or deferral of principal or interest because of a deterioration in the financial condition of the borrower.
 ** Restated to reflect the impact of a two-for-one stock split in the form of a 100% stock dividend paid February 11, 1997.

                              COLONIAL CAPITAL II

     The Issuer is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on February 14, 1997, and governed by the New Trust Agreement between the Corporation, as Depositor, and Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein. The Issuer's business and affairs are conducted by its trustees: Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees. Two individuals who are employees or officers of or affiliated with the holder of a majority of the New Common Securities will act as the Administrative Trustees with respect to the Issuer. The Administrative Trustees will be selected by the holders of the New Common Securities. See "Description of Capital
Securities -- Miscellaneous." The Issuer exists for the exclusive purposes of
(i) complying with the Registration Rights Agreement by offering and issuing the New Capital Securities pursuant to the Exchange Offer, (ii) acquiring the New Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the New Trust Securities). Accordingly, the New Subordinated Debentures will be the sole assets of the Issuer, and payments under the New Subordinated Debentures will be the sole source of revenue of the Issuer.


     All of the New Common Securities will initially be owned by the Corporation. The New Common Securities will rank pari passu, and payments will be made thereon pro rata, with the New Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Corporation to pay any amounts in respect of the New Subordinated Debentures when due, the rights of the holders of the New Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the New Capital Securities. See "Description of New
Securities -- Subordination of Common Securities." The Corporation will acquire New Common Securities in an aggregate maximum liquidation amount equal to 3% of the total capital of the Issuer. The Issuer has a term of 31 years, but may terminate earlier as provided in the New Trust Agreement. The principal executive office of the Issuer is Colonial Financial Center, One Commerce Street, Montgomery, Alabama 36104, Attention: W. Flake Oakley, and its telephone number is (334) 240-5000.


                               COLONIAL CAPITAL I

     The Old Issuer is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997 and governed by the Old Trust Agreement between the Corporation, as Depositor, and Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein. The Old Issuer's business and affairs are conducted by its trustees: Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees. Two individuals, W. Flake Oakley, Executive Vice President and Chief Financial Officer of the Corporation, and Young J. Boozer, III, Executive Vice President of the Corporation, serve as the Administrative Trustees. The Old Issuer exists for the exclusive purposes of (i) issuing and selling the Old Trust Securities, (ii) using the proceeds from the sale of the Old Trust Securities to acquire the Old Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Old Trust Securities). Accordingly, the Old Subordinated Debentures are the sole assets of the Old Issuer, and payments under the Old Subordinated Debentures will be the sole source of revenue of the Old Issuer.

     All of the Old Common Securities are owned by the Corporation. The Old Common Securities rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Corporation to pay any amounts in respect of the Old Subordinated Debentures when due, the rights of the holders of the Old Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Old Capital Securities. The Corporation acquired Old Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Old Issuer. The Old Issuer has a term of 31 years, but may terminate earlier as provided in the Old Trust Agreement. The principal executive office of the Old Issuer is Colonial Financial Center, One Commerce Street, Montgomery, Alabama 36104. Attention: W. Flake Oakley, and its telephone number is (334) 240-5000.

     The Old Issuer is a party to the Registration Rights Agreement, which provides for the Exchange Offer pursuant to the Registration Statement.

                                USE OF PROCEEDS

     Neither the Corporation nor the Issuer will receive cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Issuer will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.


     The proceeds to the Old Issuer from the offering of the Old Capital Securities was $70 million in cash (before deducting expenses associated with the offering). All of the proceeds from the sale of the Old Capital Securities were invested by the Old Issuer in the Old Subordinated Debentures. The net proceeds from the sale of the Old Subordinated Debentures were added by the Corporation to its general corporate funds and have been and will be used for general corporate purposes, including acquisitions. Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities. See "Capitalization".


     The Corporation is required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, The Federal Reserve Board announced that cumulative preferred securities having the characteristics of the Capital Securities and which qualify as a minority interest could be included as tier 1 capital for bank holding companies. Such tier 1 capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for regulatory purposes than other tier 1 capital alternatives currently available to it.

                                 CAPITALIZATION

     The following table sets forth (i) the unaudited consolidated capitalization of the Corporation at December 31, 1996, and (ii) such capitalization as adjusted for the offering of the Old Capital Securities.

                                                               COLONIAL        COLONIAL
                                                               BANCGROUP       BANCGROUP
                                                              RESTATED(3)      ADJUSTED
                                                              -----------      ---------
                                                                (DOLLARS IN THOUSANDS)
                                                                     (UNAUDITED)
Short term borrowings
Fed funds & repos...........................................    139,262         139,262
FHLB........................................................    715,000         715,000
                                                               --------        --------
Total short term borrowings.................................    854,262         854,262
Long term debt..............................................
Subordinated debt...........................................      7,187           7,187
Other.......................................................     30,480             480(1)
                                                               --------        --------
Total long term debt........................................     37,667           7,667
Corporation-Obligated Mandatory Redeemable Capital
  Securities of Subsidiary Trust(2).........................         --          70,000
                                                               --------        --------
Total debt..................................................   $891,929        $931,929
                                                               ========        ========
Shareholders' Equity........................................
Preference Stock, $2.50 par value; 1,000,000 shares
  authorized, none issued...................................
Common Stock, $2.50 par value; 44,000,000 shares authorized,
  and 36,528,560 (restated) issued and outstanding*.........     91,321          91,321
Additional paid in capital*.................................    155,833         155,833
Retained earnings...........................................    129,871         129,871
Unearned compensation.......................................     (1,603)         (1,603)
Unrealized gain/loss on securities available for sale, net
  of taxes..................................................        563             563
                                                               --------        --------
Total shareholders' equity..................................   $375,985        $375,985
                                                               ========        ========
Capital Ratios:
  Tier 1 Capital(2).........................................       9.12%          10.96%
  Risk Adjusted Capital(2)..................................      10.50%          12.34%
  Leverage Ratio............................................       6.65%           8.00%

---------------

(1) Assumes approximately $30 million of proceeds from the issuance of Capital Securities will be used to pay off existing debt and the remainder will be invested in U.S. Treasury securities which have a zero percent risk weight.
(2) The "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust" reflects the Old Capital Securities at their issue price. As described herein, the sole assets of the Old Issuer are approximately $72 million of Subordinated Debentures, which will mature on January 15, 2027. The Corporation owns all of the Common Securities of the Old Issuer. It is anticipated that the Issuer following the Exchange Offer will not be subject to the reporting requirements under the Securities Exchange Act of 1934
(3) Restated to give retroactive effect to the business combination of Jefferson Bancorp, Inc., consummated on January 3, 1997.

  * Restated to reflect the impact of a two-for-one stock split in the form of a 100% stock dividend paid February 11, 1997.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer and the Old Issuer will be treated as subsidiaries of the Corporation and, accordingly, the accounts of the Issuer and the Old Issuer will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trusts Holding Solely New Subordinated Deferrable Interest Debentures of the Corporation" and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Old Issuer entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation agreed to file a registration statement relating to an offer to exchange any and all of the Old Capital Securities for a like aggregate liquidation amount of capital securities issued by an issuer trust substantially identical to the Old Issuer, with capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Among other things, the Registration Rights Agreement provides that the Corporation will file under the Securities Act, as soon as practicable, but no later than 60 days after January 29, 1997, a registration statement relating to the Exchange Offer. The Corporation has agreed to use its best efforts to cause the registration statement to become effective under the Securities Act as soon as practicable, but no later than 180 days after January 29, 1997. The Corporation has also agreed to use its best efforts to commence and complete the Exchange Offer promptly, but no later than 35 days after such registration statement has become effective.


     If (i) the registration statement has not been filed on or before the date on which such registration statement is required to be filed, or (ii) such registration statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective, or (iii) if the Exchange Offer has not been completed within 35 days after the initial effective date of the Registration Statement, then additional interest (the "Special Interest") shall accrue in respect of the Old Subordinated Debentures, and additional distributions ("Special Distributions") shall accumulate in respect of the Old Capital Securities, in each case at a per annum rate of 0.25% applicable to the principal amount of the Old Subordinated Debentures or the liquidation amount of the Old Capital Securities, as the case may be, for the period from and including the date on which such failure to comply with the Registration Rights Agreement occurs to but excluding the date on which such failure to comply is cured.


     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Old Issuer under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same in all material respects as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the Distribution rate thereon. Upon consummation of the Exchange Offer, holders of Old Capital Securities that have not been tendered and exchanged pursuant to the Exchange Offer will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities".

     The Exchange Offer is not being made to, nor will the Issuer or the Corporation accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Old Issuer or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee in its entirety for the New Guarantee (provided that all Old Capital Securities have been exchanged in the Exchange Offer, otherwise the Old Guarantee will continue to apply to any Old Capital Securities which have not been exchanged). The Corporation will also exchange all of the Old Subordinated Debentures, of which $72,165,000 aggregate principal amount is outstanding, for a like, aggregate principal amount of the New Subordinated Debentures, which will be issued under the Indenture as part of the same series as the Old Subordinated Debentures. The New Guarantee and New Subordinated Debentures have been registered under the Securities Act.

TERMS OF EXCHANGE

     The Issuer hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter Transmittal, to exchange up to $70,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Issuer will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $70,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $70,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Old Trust Agreement, the Old Guarantee and the Old Expense Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, or to Special Distributions, and will continue to be subject to restrictions on transfer. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities".

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses".

     NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ADMINISTRATOR OR TRUSTEE OF THE ISSUER OR THE OLD ISSUER MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" means 5:00 p.m., New York City time, on April 14, 1997, unless the Exchange Offer is extended by the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Issuer expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Issuer determine, in their sole discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights", and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Issuer to constitute a material change, or if the Corporation and the Issuer waive a material condition of the Exchange Offer, the Corporation and the Issuer will promptly disclose such amendment by means of an amended or supplemental prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.


     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Issuer may choose to make any public announcement, and subject to applicable law, the Corporation and the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter or Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Issuer and the Corporation may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Corporation and the Issuer will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Issuer gives oral or written notice to the Exchange Agent of the Corporation's and the Issuer's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Issuer for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents, and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Issuer's acceptance for exchange of Old Capital Securities) or the Corporation and the Issuer extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Issuer's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Issuer and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights".

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Issuer will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Issuer or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent", and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be satisfied.

     If less than all of the Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, OF THE LETTER OF TRANSMITTAL AND OF ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Corporation's and the Issuer's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Issuer, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Issuer reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation or the Issuer, be unlawful. The Corporation and the Issuer also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of the other holders.

     The Corporation's and the Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Issuer, any affiliates or assigns of the Corporation or the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, proper evidence satisfactory to the Corporation and the Issuer, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Issuer is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporate Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Issuer believe that the New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that no such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Old Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities, otherwise the limitations on transfer described above may apply. In addition, the Corporation and the Issuer may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Issuer (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of the Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which may represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time may be used by a Participating Broker-Dealer in connection with the resale of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution". Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light if the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer of the Corporation or the Issuer has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities", the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for the purposes of the Exchange Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities".


     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Issuer, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Issuer, the Old Issuer, any affiliates or assigns of the Corporation or the Issuer, the Old Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.


DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date (as defined herein) with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after January 29, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Issuer will not be required to accept for exchange, or to exchange, any Old Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exist or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Issuer's judgement, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Corporation's and the Issuer's judgement, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (d) a banking moratorium shall have been declared by the United States federal or Alabama or New York state authorities which, in the Corporation's and the Issuer's judgement, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (e) trading on the New York Stock Exchange or generally in the United states over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Issuer's judgement, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Issuer, threatened for that purpose or any governmental approval has not been obtained, which approval the Corporation and the Issuer shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (g) any change, or any development involving a prospective change, in the business or financial affairs of the Issuer or the Corporation or any of its subsidiaries has occurred which, in the judgement of the Corporation and the Issuer, might materially impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer.

     If the Corporation and the Issuer determine in their sole discretion that any of the foregoing events or conditions have occurred or exist or have not been satisfied, the Corporation and the Issuer may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Issuer will promptly disclose such waiver by means of an amended or supplemental Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:


     Wilmington Trust Company, Rodney Square, North, 1100 North Market Street, Wilmington, Delaware 19890-0001 Attention: Jill Rylee, Telephone: (302) 651-8869, Facsimile: (302) 651-1079.


     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its reasonable out-of-pocket expenses in connection herewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemptions therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.


     Neither the Corporation nor the Issuer will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


                         DESCRIPTION OF NEW SECURITIES

     Pursuant to the terms of the New Trust Agreement, the Issuer will issue the New Trust Securities. The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the New Common Securities, as well as other benefits as described in the New

Trust Agreement. This summary of certain provisions of the New Securities and the New Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the New Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the New Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. The New Trust Agreement has been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The terms of the New Capital Securities are the same in all material respects as the terms of the Old Capital Securities, except that the New Capital Securities have been registered for issue and exchange under the Securities Act, the New Capital Securities will not provide for any Special Distribution, and the New Subordinated Debentures will not provide for any Special Interest. See "Description of Old Securities." When used in this section, "Description of New Securities, " the term "Issuer" includes the Issuer or the Old Issuer as the context requires.

GENERAL

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $70,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer and Distributions on each Capital Security will be payable at the annual rate of 8.92% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on January 15 and July 15 of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from January 29, 1997. The first Distribution Date for the Capital Securities will be July 15, 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default (as defined in the Indenture) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.92% thereof, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

     The revenue of the Issuer available for distribution to holders of the Capital Securities will be limited to payments under the Subordinated Debentures. If the Corporation does not make payments on the Subordinated Debentures, the Issuer may not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer has funds legally available for and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Capital Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Subordinated Debentures. See "Description of Subordinated
Debentures -- Redemption." If less than all of the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of the Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     The Corporation has the right to redeem the Subordinated Debentures (i) on or after January 29, 2007, in whole at any time or in part from time to time, or
(ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below). A redemption of the Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.

     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning January 29:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2007........................................................   104.460%
2008........................................................   104.014
2009........................................................   103.568
2010........................................................   103.122
2011........................................................   102.676
2012........................................................   102.230
2013........................................................   101.784
2014........................................................   101.338
2015........................................................   100.892
2016........................................................   100.446

and at 100% on or after January 29, 2017.

     The Redemption Price, in the case of a redemption prior to January 29, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Subordinated Debentures on January 29, 2007, together with the present values of scheduled payments of interest from the Redemption Date to January 29, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 2.00% if such Redemption Date occurs on or before January 29, 1998 or (ii) 1.50% if such Redemption Date occurs after January 29, 1998.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after January 29, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Quotation Agent" means Bear, Stearns & Co. Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Tax Event" means the receipt by the Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Old Capital Securities, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Corporation on the Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Issuer is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Old Capital Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

     Payment of Additional Sums.  If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer is the holder of all of the Subordinated Debentures, the Corporation will pay Additional Sums (as defined below), if any, on the Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Capital Securities and Common Securities of the Issuer will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Issuer gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities laws), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     If less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures, provided, in each case, that each holder of any Capital Securities has at least 100 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Corporation defaults in payment of the Redemption Price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer or the Corporation pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "-- Events of Default; Notice" and "Description of Subordinated
Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer is $1,000 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Subordinated Debentures.

     The holder of all of the outstanding Common Securities (i.e., the Corporation) has the right at any time to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or an affiliate) is a holder of Common Securities, it will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

     Pursuant to the Trust Agreement, the Issuer will automatically dissolve, and its affairs wound up, upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities);
(iii) redemption of all of the Trust Securities as described under "-- Redemption" and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If dissolution of the Issuer occurs as described in clause (i) , (ii) or
(iv) above, the Issuer will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities.

     After the liquidation date fixed for any distribution of Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If the Corporation does not redeem the Subordinated Debentures prior to maturity and the Issuer is not liquidated and the Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer were to occur. Accordingly, the Capital Securities that an investor may acquire, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities, the Administrative Trustees and the Corporation, unless such Event of Default has been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation Distribution Upon Dissolution" and "Description of Subordinated Debentures -- Debenture Events of Default."

     The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by the holder of all the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of all the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal standards of the Trust Indenture Act or of any jurisdiction in which any part of the assets of the

Issuer may at the time be located, the Property Trustee shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such assets, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer may, at the request of the holders of the Common Securities (i.e., the Corporation) and with the consent of the Administrative Trustees, but without the consent of the holders of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Capital Securities or
(b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

     The Exchange Offer will not be prohibited by the foregoing provisions.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Issuer Trustees, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which are not inconsistent with the other provisions of the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing sentence will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Issuer Trustees with
(i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act. Without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Subordinated Debentures are held by the Issuer, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Subordinated Debentures, (ii) waive any past default that is waivable under
Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that if a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK ENTRY, DELIVERY AND FORM

     The Capital Securities will be issued in fully registered form in minimum blocks of at least 100 (representing a minimum of $100,000 aggregate Liquidation Amount) and the Capital Securities must at all times be held in blocks of at least 100.

     Global Capital Security; Book-Entry Form. New Capital Securities initially will be evidenced by a global Capital Security (the "Global Capital Security") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, record ownership of the Global Capital Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC holds securities for its participating organizations ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     Access to DTC's system is also available to other entities such as banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     Depositary Procedures. Payment of Distributions on, and the Redemption Price of, the Global Capital Security will be made to Cede, the nominee for DTC, as the registered holder of the Global Capital Security, by wire transfer of immediately available funds on each Distribution Date or Redemption Date. Neither the Corporation nor the Issuer Trustees (or any Administrator, securities registrar, paying agent or exchange agent under the Trust Agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Capital Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The Corporation and the Issuer have been informed by DTC that, with respect to any payment of Distributions on, or the Redemption Price of, the Global Capital Security, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Capital Securities represented by the Global Capital Security, as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Capital Securities represented by the Global Capital Security held through such Participants will be the responsibility of such Participants, as is the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Capital Securities represented by the Global Capital Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Furthermore, the laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Capital Security to such persons may be limited.

     DTC has advised the Corporation and the Issuer that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Security are credited and only in respect of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Security as to which such Participant or Participants has or have given such direction.

     DTC has advised the Corporation and the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Capital Security among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Global Capital Security is not exchangeable for definitive Capital Securities in registered certificated form unless (i) DTC advises the Corporation and the Property Trustee that it is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Security, and the Property Trustee is unable to locate a qualified successor, (ii) the Issuer at its option advises DTC in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Debenture Event of Default. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

     So long as DTC or its nominee is the registered holder of the Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement. Except as provided above, owners of beneficial interests in the Global Capital Security will not be entitled to have any of the individual Capital Securities represented by the Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrative Trustees. If the Property Trustee is no longer the Paying Agent, the Administrative Trustees will appoint a successor (which must be a bank or trust company reasonably acceptable to the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the Trust Agreement, or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Trust Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     For information concerning the relationships between Wilmington Trust Company, the Property Trustee, and the Corporation, see "Description of Subordinated Debentures -- Information Concerning the Debenture Trustee."

MISCELLANEOUS

     The Administrative Trustees and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Property Trustee and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Property Trustee and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will be terminated upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any Special Distribution, and (iii) the New Subordinated Debentures will not provide for any Special Interest. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to 180 days after January 29, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to 180 days after January 29, 1997, then Special Interest will accrue (in addition to the interest rate on the Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Subordinated Debentures and Special Distributions will accrue (in addition to the stated Distribution rate on the Capital Securities) at a rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities".

                     DESCRIPTION OF SUBORDINATED DEBENTURES

     The Old Subordinated Debentures were issued, and the New Subordinated Debentures will be issued as part of the same series as the Old Subordinated Debentures, pursuant the Indenture, under which Wilmington Trust Company is acting as Debenture Trustee. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, as well as by reference to the Trust Indenture Act as it applies to the Indenture. Whenever particular defined terms of the Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Old Issuer invested the proceeds thereof, together with the consideration paid by the Corporation for the Old Common Securities, in the Old Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Subordinated Debentures for the New Subordinated Debentures as soon as practicable after the date hereof. No Old Subordinated Debentures will remain outstanding after such exchange. The material terms of the New Subordinated Debentures are the same as the material terms of the Old Subordinated Debentures, except that the New Subordinated Debentures have been registered under the Securities Act and no Special Interest will be paid on the New Subordinated Debentures. In this section, "Description of Subordinated Debentures," the term "Issuer" includes the Issuer and the Old Issuer as the context requires.

     The Subordinated Debentures will bear interest, accruing from January 29, 1997, at the annual rate of 8.92% of the principal amount thereof, payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1997, to the person in whose name each Subordinated Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.92%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Subordinated Debentures will mature on January 15, 2027.

     The Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including its Bank Subsidiaries, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the

Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Corporation for payments on the Subordinated Debentures. See "The Colonial BancGroup, Inc." The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Corporation, including Senior Indebtedness, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right at any time during the term of the Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.92%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semiannual periods or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

REDEMPTION

     The Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after January 29, 2007, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer to redeem the Trust Securities. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

     The Redemption Price for Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning January 29:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2007........................................................   104.460%
2008........................................................   104.014
2009........................................................   103.568
2010........................................................   103.122
2011........................................................   102.676
2012........................................................   102.230
2013........................................................   101.784
2014........................................................   101.338
2015........................................................   100.892
2016........................................................   100.446

and at 100% on or after January 29, 2017.

     The Redemption Price for Subordinated Debentures, in the case of a redemption prior to January 29, 2007, following a Tax Event, Investment Company Event or Capital Treatment Event, as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of New
Securities -- Redemption"), together with accrued interest to but excluding the date fixed for redemption.

ADDITIONAL SUMS

     The Corporation has covenanted in the Indenture that, if and for so long as
(i) the Issuer is the holder of all Subordinated Debentures and (ii) the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional sums on the Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of New Securities -- Redemption."

REGISTRATION, DENOMINATION AND TRANSFER

     The Subordinated Debentures will initially be registered in the name of the Property Trustee, as trustee of the Issuer. If the Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of New Securities -- Book Entry, Delivery and Form."

     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days of receipt of notice from DTC to such effect, the Corporation will cause the Subordinated Debentures to be issued in definitive form.

     Payments on Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Subordinated Debentures, as described under "Description of the New
Securities -- Book Entry, Delivery and Form." If Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable, and Subordinated Debentures will be exchangeable for Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in Wilmington, Delaware or at the offices of any Paying Agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer.

     The Subordinated Debentures will be issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Subordinated Debentures will be exchangeable for other Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Subordinated Debenture or at the office of any transfer agent designated by the Corporation for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Subordinated Indenture. The Corporation may at any time designate additional transfer agents with respect to the Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE CORPORATION

     The Corporation has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable event, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Corporation has not taken reasonable steps to cure, (ii) if the Subordinated Debentures are held by the Issuer, the Corporation is in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation has given notice of its selection of an Extension Period as provided in the Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     The Corporation has covenanted in the Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the Issuer, other than (a) in connection with a distribution of Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to continue not to be taxable as a corporation for United States federal income tax purposes. In addition, the Corporation has committed to the Federal Reserve that, so long as the Corporation is the holder of the Common Securities, the Corporation will not voluntarily terminate or liquidate the Issuer prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of the Subordinated Debentures, amend, waive or supplement the provisions of the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture so affected, (i) change the Stated Maturity of the Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Subordinated Debenture or (ii) reduce the percentage of principal amount of Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Subordinated
Debentures:

          (i) failure for 30 days to pay any interest on the Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal of or premium, if any, on the Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Subordinated Debentures; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

     For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of New Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

     The holders of at least a majority in aggregate principal amount of outstanding Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture. See "-- Modification of Indenture." The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of an amount equal to the amount payable in respect of Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The Corporation has the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.

     The holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) if the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations in respect of the Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Indenture are satisfied.

     The provisions of the Indenture do not afford holders of the Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     The Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Debentures.

     As used herein, "Senior Indebtedness" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Indebtedness includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Subordinated Debentures or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Indebtedness. As of December 31, 1996, the amount of Senior Indebtedness outstanding was $936 million.

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Subordinated Debentures. In such event, any payment or distribution on account of the Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Debentures and such other obligations. If any payment or distribution on account of the Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debentures.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

GOVERNING LAW

     The Indenture and the Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of its obligations under the Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Wilmington Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Corporation or its subsidiaries relating to other issues of their securities. In addition, the Corporation and certain of its affiliates may have other banking relationships with the Wilmington Trust Company.

                            DESCRIPTION OF GUARANTEE

     The Old Guarantee was entered into by the Corporation concurrently with the issuance by the Old Issuer of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the New Guarantee, provided all Old Capital Securities have been exchanged for New Capital Securities in the Exchange Offer. Otherwise, the Old Guarantee will apply to any Old Securities which have not been exchanged. The New Guarantee and the Old Guarantee as they relate to obligations of the Issuer and the Old Issuer, respectively, are identical in all material respects except that the New Guarantee has been registered under the Securities Act and qualified under the Trust Indenture Act. For purposes of this section, "Description of Guarantee," reference to the "Issuer" includes the Issuer and the Old Issuer as the context requires. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act as it relates to the New Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Issuer to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Capital Securities, but will apply only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Corporation does not make payments on the Subordinated Debentures held by the Issuer, the Issuer will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See "-- Status of the Guarantee." Moreover, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise. Moreover, because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are also various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated and junior in right of payment to all existing and future liabilities of the Corporation's subsidiaries, and claimants under the Guarantee should look only to the assets of the Corporation for payments thereunder. See "The Colonial BancGroup, Inc."


     The Corporation has, through the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, The Subordinated Debentures, The Guarantee and The Expense Agreement."


STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or distribution to the holders of the Capital Securities of the Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such nonpayment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between Wilmington Trust Company, the Guarantee Trustee, and the Corporation, see "Description of Subordinated Debentures -- Information Concerning the Debenture Trustee."

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the Issuer or upon distribution of Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                             THE EXPENSE AGREEMENT

     Pursuant to the New Expense Agreement and the Old Expense Agreement entered into by the Corporation under the Trust Agreement (as amended or supplemented from time to time, the "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer or the Old Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer or the Old Issuer to pay to holders of the Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. The New Expense Agreement and the Old Expense Agreement constitute unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Guarantee and the Subordinated Debentures.

  RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE SUBORDINATED DEBENTURES, THE
                      GUARANTEE AND THE EXPENSE AGREEMENT

     The relationship among the New Capital Securities, the New Subordinated Debentures, the New Guarantee and the New Expense Agreement is the same as the relationship among the comparable documents respecting the Old Capital Securities. References in this section to the "Issuer" includes the Issuer and the Old Issuer as the context requires.

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for such payment) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations in respect of the Capital Securities. If and to the extent that the Corporation does not make payments on the Subordinated Debentures, the Issuer will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Corporation for enforcement of payment of the Corporation's obligations under Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Corporation under the Subordinated Debentures, the Guarantee and the Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Corporation will pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity. See "Description of Guarantee."

     A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Subordinated Debentures -- Subordination."

LIMITED PURPOSE OF ISSUER

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer, and the Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Corporation payments on Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer (or from the Corporation under the Guarantee) only if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, other than any such termination, winding-up or liquidation involving the distribution of the Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of New Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as registered holder of the Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior

Indebtedness as set forth in the Indenture, but entitled to receive payment in full of all amounts payable with respect to the Subordinated Debentures before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for United States federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Capital Securities as capital assets.

     The statements of law or legal conclusion set forth in this summary constitute the opinion of Miller, Hamilton, Snider & Odom, L.L.C., counsel to the Corporation and the Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Capital Securities. See "-- Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES AND THE ISSUER


     In connection with the issuance of the New Capital Securities, Miller, Hamilton, Snider & Odom, L.L.C. have rendered their opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement, the Issuer will not be taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount ("OID"), paid or accrued with respect to the Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "-- Interest Income and Original Issue Discount."

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Corporation believes that the Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Subordinated Debentures.

     Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Subordinated Debentures would thereafter be treated as OID as long as the Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

     Because income on the Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

     Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF SUBORDINATED DEBENTURES TO SECURITYHOLDERS

     Under current law, a distribution by the Issuer of the Subordinated Debentures as described under the caption "Description of New
Securities -- Liquidation Distribution Upon Termination" will be non-taxable and will result in the Securityholder receiving directly his or her pro rata share of the Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. If, however, the liquidation of the Issuer were to occur because the Issuer is subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of Subordinated Debentures to Securityholders by the Issuer would be a taxable event to the Issuer and each Securityholder, and the Securityholder would recognize gain or loss as if the Securityholder had exchanged its Capital Securities for the Subordinated Debentures it received upon the liquidation of the Issuer. A Securityholder will accrue interest in respect of Subordinated Debentures received from the Issuer in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

     A Securityholder that sells (including a redemption for cash) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Subordinated Debentures, and the Capital Securities are not considered issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the

Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Should the Corporation exercise its option to defer any payment of interest on the Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Subordinated Debentures to the date of disposition as OID, but may not receive the cash related thereto. However, such Securityholder will add such amount to its adjusted tax basis in the Capital Securities. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Although the matter is not free from doubt, an exchange of Old Capital Securities for New Capital Securities should not be taxable to Securityholders.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest income paid or accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the Securityholder establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

     It is anticipated that income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill, the revenue portion of President Clinton's budget proposal, was released. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provision of the Revenue Reconciliation Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If a similar provision were to apply to the Subordinated Debentures, the Corporation would be unable to deduct interest on the Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities, as described more fully in this Prospectus under "Description of New
Securities -- Redemption."

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b) (5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25% of the value of each class of equity interests in the Issuer were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the Issuer is an entity of the type intended to be described in the Plan Assets Regulation or, if it is, that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and initially held by the Corporation.

     Certain transactions involving the Issuer and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and/or assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of a bank or other subsidiaries), extensions of credit between the Corporation and the Issuer (as represented by the Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a) (1)(B) of ERISA and Section 4975(c) (1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Capital Securities if the Capital Securities are acquired directly or indirectly from a Party in Interest and/or if assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60

(for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Issuer has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer -- Resales of New Capital Securities".

     The Issuer will not receive any proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts pursuant to the Exchange Offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participated in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                           VALIDITY OF NEW SECURITIES

     Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the New Trust Agreement and the creation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuer. The validity of the New Securities will be passed upon for the Corporation by Miller, Hamilton, Snider & Odom, L.L.C., Montgomery, Alabama. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Miller, Hamilton, Snider & Odom, L.L.C. Richards, Layton & Finger is also serving as counsel to Wilmington Trust Company, in its various capacities, in connection with the issuance of the New Capital Securities. Richards, Layton & Finger performs other services for Wilmington Trust Company from time to time. John C.
H. Miller, Jr., a member of the law firm of Miller, Hamilton, Snider & Odom, L.L.C., is a director of the Corporation and certain of the Bank Subsidiaries. Mr. Miller's firm performs services for the Corporation and its subsidiaries, and in 1996 received $1,474,853 for such services. Mr. Miller also received from the Corporation $41,000 as compensation for additional services in 1996 and Mr. Miller owns 20,240 shares of the Corporation's common stock, including 10,000 shares subject to stock options.

                                    EXPERTS

     Coopers & Lybrand L.L.P. serves as the independent accountants for the Corporation. The consolidated financial statements of the Corporation and the supplemental consolidated financial statements of the Corporation, both as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995, are incorporated by reference in this Prospectus in reliance upon the report of such firm, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant, officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers and all of its directors insurance policy pursuant to which officers and directors of the Registrant are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements ("Indemnification Agreements") with certain officers and all of its directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses.

         The Indemnification Agreements are intended to provide additional indemnification to directors and officers of BancGroup beyond the specific provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, a company may indemnify its directors and officers in circumstances other than those under which indemnification and the advance of expenses are expressly permitted by applicable statutory provisions.

         Under the Delaware General Corporation Law, a director, officer, employee or agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any such proceeding (other than a proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense or settlement of a proceeding brought by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made under the circumstances described in clause (iii) if the director, officer, employee or agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in a specific case upon determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stock holders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advance if it is ultimately determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

         The indemnification provided by the Delaware General Corporation Law has at least two limitations that are addressed by the Indemnification
Agreements: (i) BancGroup is under no obligation to advance expenses to a director or officer, and (ii) except in the case of a proceeding in which a director or officer is successful on the merits or otherwise, indemnification of a director or officer is discretionary rather than mandatory.

         The Indemnification Agreements, therefore, cover any and all expenses (including attorneys' fees and all other charges paid or payable in connection therewith) incurred in connection with investigating, defending, being a witness or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer is or was a director, officer, employee or agent of BancGroup or is or was serving at the request of BancGroup as a director, officer, employee, agent, partner, committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such director or officer in any such capacity.

         The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse BancGroup for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or officer is not entitled to indemnification.

         The Indemnification Agreements further provide that the director or officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from BancGroup an indemnity claim or advancement of expenses under the Indemnification Agreements, BancGroup's Certificate of Incorporation, or the Delaware General Corporation Law, regardless of whether the director or officer is successful in such proceeding.

         The Indemnification Agreements impose upon BancGroup the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. Further, the Indemnification Agreements provide that if BancGroup pays a director or officer pursuant to an Indemnification Agreement, BancGroup will be subrogated to such director's or officer's rights to recover from third parties.

         The Indemnification Agreements stipulate that a director's or officer's rights under such contracts are not exclusive of any other indemnity rights a director or officer may have; however, the Indemnification Agreements prevent double payment. The Indemnification Agreements require the maintenance of directors' and officers' liability insurance if such insurance can be maintained on terms, including rates, satisfactory to BancGroup.

         The benefits of the Indemnification Agreements would not be available if (i) the action with respect to which indemnification is sought was initiated or brought voluntarily by the officer or director (other than an action to enforce the right to indemnification under the Indemnification Agreements);
(ii) the officer or director is paid for such expense or liability under an insurance policy; (iii) the proceeding is for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (iv) the conduct of the officer or director is adjudged as constituting an unlawful personal benefit, or active or deliberate dishonesty or willful fraud or illegality; or (v) a court determines that indemnification or advancement of expenses is unlawful under the circumstances.

         The Indemnification Agreements would provide indemnification for liabilities arising under the Securities Act of 1933, as amended.

         Under the Amended and Restated Trust Agreement, the Corporation has agreed to indemnify each of the Issuer Trustees and Administrators, and to hold such Issuer Trustees and Administrators harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such Trust Agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement or the Amended and Restated Trust Agreement each of which is filed as an exhibit to this Registration Statement.

         BancGroup has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.

                                EXHIBIT INDEX


EXHIBIT          DESCRIPTION                                                 LOCATION
Exhibit 4        Instruments defining the rights of security holders:

(A)              Indenture dated as of January 29, 1997 between
                 the Corporation and Wilmington Trust Company,
                 as Debenture Trustee.                                       *

(B)              Certificate of Trust of Colonial Capital II.                *

(C)              Trust Agreement of Colonial Capital II                      *

(D)              Form of Amended and Restated Trust Agreement
                 of Colonial Capital II.                                     Filed herewith

(E)              Form of Capital Security Certificate for Colonial
                 Capital II.                                                 *

(F)              Form of 8.92% Junior Subordinated Deferrable
                 Interest Debentures to be offered in Exchange.              *

(G)              Form of Guarantee Agreement relating to Colonial
                 Capital II.                                                 *

(H)              Form of Expense Agreement relating to Colonial
                 Capital II.                                                 *

(I)              Registration Rights Agreement, dated as of January 29,
                 1997, among the Corporation, Colonial Capital I, Bear,
                 Stearns & Co., Inc., and Keefe, Bruyette & Woods, Inc.      *

(J)              Original Amended and Restated Trust Agreement
                 of Colonial Capital I dated January 29, 1997.               *

(K)              Original Guarantee Agreement dated January 29, 1997.        *

(L)              Original Expense Agreement date January 29, 1997.           *

(M)              All instruments defining the rights of holders of
                 long-term debt of the Corporation and its subsidiaries.     Not filed
                                                                             pursuant to
                                                                             clause 4(iii) of
                                                                             Item 601(b) of
                                                                             Regulation S-K;
                                                                             to be furnished
                                                                             upon request
                                                                             of the Commission.

                                EXHIBIT INDEX


EXHIBIT          DESCRIPTION                                                                  LOCATION
Exhibit 5

(A)              Opinion of Miller, Hamilton, Snider & Odom, L.L.C.
                 as to validity of New Subordinated Debentures and
                 New guarantee.                                                               *

(B)              Opinion of Richards, Layton & Finger as to validity
                 of the New Capital Securities.                                               *


Exhibit 8        Opinion of Miller, Hamilton, Snider & Odom, L.L.C.,
                 as to certain federal income tax matters.                                    *


Exhibit 12

(A)              Computation of Consolidated Ratios of Earnings
                 to Fixed Charges.                                                            Included in the Prospectus to this
                                                                                              Registration Statement under the
                                                                                              heading "The Colonial BancGroup, Inc.
                                                                                              - Consolidated Ratios of Earnings to
                                                                                              Fixed Charges and Ratio of Earnings to
                                                                                              Combined Fixed Charges and Preferred
                                                                                              Stock Dividends" and incorporated
                                                                                              herein by reference.

(B)              Computation of Consolidated ratios of Earnings
                 to Fixed Charges and Preferred Stock Dividends.                              Included in the Prospectus to this
                                                                                              Registration Statement under the
                                                                                              heading "The Colonial BancGroup, Inc.
                                                                                              - Consolidated Ratios of Earnings to
                                                                                              Fixed Charges and Ratio of Earnings to
                                                                                              Combined Fixed Charges and Preferred
                                                                                              Stock Dividends" and incorporated
                                                                                              herein by reference.

Exhibit 23       Consents of experts and counsel:

(A)              Consent of Coopers & Lybrand, L.L.P.                                         *

EXHIBIT          DESCRIPTION                                                           LOCATION
(B)              Consent of Miller, Hamilton, Snider & Odom, L.L.C.                    *

(C)              Consent of Richards, Layton & Finger.                                 *


Exhibit 24       Power of Attorney, as to the Corporation                              Filed as Exhibit
                                                                                       24 to the registrant's
                                                                                       Registration Statement
                                                                                       Form S-4,
                                                                                       Registration No.
                                                                                       333-20291, and
                                                                                       incorporated
                                                                                       herein by
                                                                                       reference

Exhibit 25

(A)              Form T-1 Statement of Eligibility of Wilmington
                 Trust Company to act as trustee under the Indenture.                  Filed herewith

(B)              Form T-1 Statement of Eligibility of Wilmington
                 Trust Company to act as trustee under the Amended
                 and Restated Trust Agreement.                                         Filed herewith

(C)              Form T-1 Statement of Eligibility of Wilmington
                 Trust Company under the Guarantee for the benefit
                 of the holders of Capital Securities.                                 Filed herewith


Exhibit 99

(A)              Form of Letter of Transmittal and instructions thereto.               Filed herewith

(B)              Form of Notice of Guaranteed Delivery.                                Filed herewith

---------------------------------

*  Previously filed

         (b)     Financial Statement Schedules
                 -----------------------------


                 The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.


ITEM 22.         UNDERTAKINGS.

                 For purposes of the following undertakings of this Item 22, the term "Registrant" means each Registrant that has signed this Registration Statement.

         (a)     The undersigned hereby undertakes as follows as required by
                 Item 512 of Regulation S-K: Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(d)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 6th day of March, 1997.


                                        THE COLONIAL BANCGROUP, INC.



                                        By:  /s/ Robert E. Lowder
                                             --------------------------
                                                Robert E. Lowder
                                                Its Chairman of the Board
                                                of Directors, Chief
                                                Executive Officer, and
                                                President

         Pursuant to the requirements of the Securities Act of 1933, the Amendment No. 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                         TITLE                                     DATE
----------                                         -----                                     ----
/s/ Robert E. Lowder                               Chairman of the Board                     **
---------------------------
Robert E. Lowder                                   of Directors, President
                                                   and Chief Executive
                                                   Officer

/s/ W. Flake Oakley, IV                            Chief Financial                           **
---------------------------
W. Flake Oakley, IV                                Officer, Secretary
                                                   and Treasurer (Principal
                                                   Financial Officer and
                                                   Principal Accounting
                                                   Officer)

          *                                        Director                                  **
--------------------------
Young J. Boozer



          *                                        Director                                  **
--------------------------
William Britton



          *                                        Director                                  **
--------------------------
Jerry J. Chesser



          *                                        Director                                  **
--------------------------
Augustus K. Clements, III



         *                                         Director                                  **
-------------------------
Robert C. Craft



         *                                         Director                                  **
-------------------------
Patrick F. Dye



        *                                          Director                                  **
-------------------------
Clinton O. Holdbrooks



        *                                          Director                                  **
-------------------------
D. B. Jones



       *                                           Director                                  **
-------------------------
Harold D. King



         *                                         Director                                  **
-------------------------
John Ed Mathison



         *                                         Director                                  **
-------------------------
Milton E. McGregor

         *                                         Director                                  **
-------------------------
John C. H. Miller, Jr.



        *                                          Director                                  **
-------------------------
Joe D. Mussafer



        *                                          Director                                  **
-------------------------
William E. Powell



        *                                          Director                                  **
-------------------------
Donald J. Prewitt



        *                                          Director                                  **
-------------------------
Jack H. Rainer



        *                                          Director                                  **
-------------------------
Frances E. Roper



        *                                          Director                                  **
-------------------------
Ed V. Welch


* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.

/s/ W. Flake Oakley, IV
-----------------------
W. Flake Oakley, IV
Attorney-in-Fact


**  Dated:  March 6, 1997

         Pursuant to the requirements of the Securities Act of 1933, as amended, Colonial Capital II has duly caused this Registration Statement Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, as of the 6th day of March, 1997.


                                      COLONIAL CAPITAL II


                          By: The Colonial BancGroup, Inc., as Depositor


                                 By:  W. Flake Oakley
                                      -----------------------------------
                                      Executive Vice President
                                      and Chief Financial Officer

                                 EXHIBIT INDEX


EXHIBIT          DESCRIPTION                                                                               LOCATION
Exhibit 4        Instruments defining the rights of security holders:

(A)              Indenture dated as of January 29, 1997 between
                 the Corporation and Wilmington Trust Company,
                 as Debenture Trustee.                                                                     *

(B)              Certificate of Trust of Colonial Capital II.                                              *

(C)              Trust Agreement of Colonial Capital II                                                    *

(D)              Form of Amended and Restated Trust Agreement
                 of Colonial Capital II.                                                                   Filed herewith

(E)              Form of Capital Security Certificate for Colonial
                 Capital II.                                                                               *

(F)              Form of 8.92% Junior Subordinated Deferrable
                 Interest Debentures to be offered in Exchange.                                            *

(G)              Form of Guarantee Agreement relating to Colonial
                 Capital II.                                                                               *

(H)              Form of Expense Agreement relating to Colonial
                 Capital II.                                                                               *

(I)              Registration Rights Agreement, dated as of January 29,
                 1997, among the Corporation, Colonial Capital I, Bear,
                 Stearns & Co., Inc., and Keefe, Bruyette & Woods, Inc.                                    *

(J)              Original Amended and Restated Trust Agreement
                 of Colonial Capital I dated January 29, 1997.                                             *

(K)              Original Guarantee Agreement dated January 29, 1997.                                      *

(L)              Original Expense Agreement date January 29, 1997.                                         *

(M)              All instruments defining the rights of holders of
                 long-term debt of the Corporation and its subsidiaries.                                   Not filed
                                                                                                           pursuant to
                                                                                                           clause 4(iii) of

                                                                                             Item 601(b) of
                                                                                             Regulation S-K;
                                                                                             to be furnished
                                                                                             upon request of
                                                                                             the Commission

Exhibit 5

(A)              Opinion of Miller, Hamilton, Snider & Odom, L.L.C.
                 as to validity of New Subordinated Debentures and
                 New guarantee.                                                              *

(B)              Opinion of Richards, Layton & Finger as to validity
                 of the New Capital Securities.                                              *


Exhibit 8        Opinion of Miller, Hamilton, Snider & Odom, L.L.C.,
                 as to certain federal income tax matters.                                   *


Exhibit 12

(A)              Computation of Consolidated Ratios of Earnings                               Included in the Prospectus to this
                 to Fixed Charges                                                             Registration Statement under the
                                                                                              heading "The Colonial BancGroup, Inc.
                                                                                              - Consolidated Ratios of Earnings to
                                                                                              Fixed Charges and Ratio of Earnings to
                                                                                              Combined Fixed Charges and Preferred
                                                                                              Stock Dividends" and incorporated
                                                                                              herein by reference.

(B)              Computation of Consolidated ratios of Earnings
                 to Fixed Charges and Preferred Stock Dividends.                              Included in the Prospectus to this
                                                                                              Registration Statement under the
                                                                                              heading "The Colonial BancGroup, Inc.
                                                                                              - Consolidated Ratios of Earnings to
                                                                                              Fixed Charges and Ratio of Earnings to
                                                                                              Combined Fixed Charges and Preferred
                                                                                              Stock Dividends" and incorporated
                                                                                              herein by reference.

Exhibit 23       Consents of experts and counsel:



(A)              Consent of Coopers & Lybrand, L.L.P.                        *

(B)              Consent of Miller, Hamilton, Snider & Odom, L.L.C.          *

(C)              Consent of Richards, Layton & Finger, P.A.                  *


Exhibit 24       Power of Attorney, as to the Corporation                    Filed as Exhibit 24
                                                                             to the
                                                                             registrant's
                                                                             Registration
                                                                             Statement on
Form S-4,
                                                                             Registration No.
                                                                             333-20291, and
                                                                             incorporated
                                                                             herein by
                                                                             reference


Exhibit 25

(A)              Form T-1 Statement of Eligibility of Wilmington
                 Trust Company to act as trustee under the Indenture.        Filed herewith

(B)              Form T-1 Statement of Eligibility of Wilmington
                 Trust Company to act as trustee under the Amended
                 and Restated Trust Agreement.                               Filed herewith

(C)              Form T-1 Statement of Eligibility of Wilmington
                 Trust Company under the Guarantee for the benefit
                 of the holders of Capital Securities.                       Filed herewith


Exhibit 99

(A)              Form of Letter of Transmittal and instructions thereto.     Filed herewith

(B)              Form of Notice of Guaranteed Delivery.                      Filed herewith

__________________________________

*  Previously filed


         (b)     Financial Statement Schedules

                 The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.